Exhibit 10.2

CONTRACT ID # 2369

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT, dated as of October 5, 2005, (the “Agreement”) is entered into by and between:

ENZON PHARMACEUTICALS, INC. (“Company”), a Delaware corporation, having a principal place of business at 685 U.S. Highway 202/206, Bridgewater, NJ 08807,

and

Mark Ogden (“Consultant”), an individual residing at 1310 N. Ritchie Ct., 12-D, Chicago, IL 60610

BACKGROUND

This Consulting Agreement confirms the mutual understanding between Enzon and Consultant with respect to the terms and conditions upon which Consultant will provide Enzon with the benefit of Consultant’s unique experience and ability in a consulting capacity.

TERMS

In consideration of the foregoing premises, and the mutual covenants, terms and conditions hereinafter set forth, and intending to be legally bound hereby, Company and Consultant agree as follows:

1.	SERVICES AND COMPENSATION

1.1

Services. Consultant agrees to perform on behalf of Company the consulting services as described in Schedule A attached hereto (the “Services”). Company agrees that Consultant shall have reasonable access to Company’s representatives as necessary to perform the Services provided for by this Agreement. Consultant will provide all Services in a professional manner, consistent with industry standards.

1.2

Compensation. As compensation for Consultant’s performance of the Services under this Agreement, Company agrees to pay Consultant the amounts specified in Schedule B attached hereto, in accordance with the schedule set forth in Schedule B.

2.	USE OF CONFIDENTIAL INFORMATION

2.1

During the term of this Agreement and for five (5) years after expiration or termination of this Agreement, Consultant shall use Confidential Information solely for the purpose of performing the Services; provided, however, Consultant shall have no liability to Company with respect to use or disclosure of information to third parties to the extent that Consultant can establish by written documentation that such information has been:

	2.1.1	part of the public domain prior to disclosure by Company of such information to the Consultant;

	2.1.2	part of the public domain, without fault on the part of Consultant, subsequent to disclosure by Company of such information to Consultant;

	2.1.3	received by Consultant at any time from a source other than Company lawfully having possession of and the right to disclose such information;

	2.1.4	otherwise known by Consultant prior to disclosure by Company of such information to Consultant; or

	2.1.5	independently developed by or for Consultant without use of, reliance upon or reference to Confidential Information received hereunder.

2.2

“Confidential Information” shall mean Company’s technical, business and financial information, including, where appropriate and without limitation, any information, business and financial data, patent disclosures, patent applications, trade secrets, structures, computer files, models, techniques, processes, compositions, compounds and apparatus disclosed by Company to Consultant.

2.3

Notwithstanding the provisions of Sections 2.1 and 2.2, this Agreement shall not prohibit Consultant from disclosing Confidential Information pursuant to any order of any court or governmental agency, provided that Consultant notifies the Company of such order as far in advance of such disclosure as reasonably possible (and in any event, within 48 hours after receiving such order) and cooperates reasonably with the Company’s efforts to obtain a protective order or relief from such court or agency.

2.4

Consultant agrees that Consultant will not improperly use or disclose any proprietary or confidential information or trade secrets of any person or entity with whom Consultant has an agreement or duty to keep such information or secrets confidential.

2.5

Consultant recognizes that Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees at all times during the term of this Agreement and thereafter, to hold in strictest confidence, and not to use, except in connection with Consultant’s performance of the Services, and not to disclose to any person or entity, or to use it except as necessary in performing the Services, consistent with Company’s agreement with such third party.

2.6

Consultant is hereby prohibited from ever using any of the Company’s proprietary information or trade secrets to conduct any business, except for the Company’s business while Consultant is employed by the Company.

2.7

Consultant-Restricted Information. Consultant agrees that Consultant will not improperly use or disclose any proprietary or confidential information or trade secrets of any person or entity with whom Consultant has an agreement or duty to keep such information or secrets confidential.

2.8

Third Party Information. Consultant recognizes that Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant’s obligations under the CDA with respect to the Confidential Proprietary Information (as such term is defined in the CDA) of the Company shall apply to the confidential or proprietary information of such third parties.

3.	INTELLECTUAL PROPERTY

Company shall own all right, title and interest in and to any intellectual property produced by Consultant in the performance of the Services or which result, to any extent, from use of Company’s premises or property. If Consultant develops or creates any copyrightable works in the performance of the Services or which result, to any extent, from use of Company’s premises or property, such works shall be deemed works made for hire and shall be owned by the Company. Upon request and at the expense of Company, Consultant shall execute and deliver any and all instruments and documents and take such other actions as may be necessary or desirable to assign and transfer such intellectual property (including, but not limited to, any patents and copyrights) to Company.

4.	WARRANTIES AND DISCLAIMER OF WARRANTIES

4.1

Each party warrants to the other that it has the authority to enter into and perform this Agreement, and its performance hereunder will not result in the breach or violation of any contract, arrangement or understanding it may have with any third party. Each party warrants to the other that it will comply in all material respects with all applicable laws, rules and regulations.

	4.2	Each party represents and warrants to the other that it has not been, nor is it under threat of being, debarred under the Generic Drug Act of 1992.

	4.3	Consultant shall perform the services in accordance with the highest professional standards and in material compliance with all applicable laws and regulations.

4.4

The parties hereto acknowledge that the compensation paid hereunder has been determined through good faith, arms-length negotiation, and that it is no greater than the fair market value of the services rendered and such compensation is for bona fide services. No amount paid or reimbursed hereunder is intended to be, nor shall it be construed as, an offer or payment made, whether directly or indirectly, to induce the referral of patients, the prescribing, purchase, lease or order of any item or service, or the recommending or arranging for the purchase, lease or order of any item or service.

5.	TERM

5.1

Term and Termination. The initial term of this Agreement shall be for a term of one year commencing on the date first set forth above, unless terminated earlier as set forth herein. This Agreement may be renewed upon mutual agreement of the parties in writing. Either party may terminate this Agreement during the term hereof upon thirty (30) days prior written notice to the other party.

5.2

Return of Company Property. Promptly upon the expiration or earlier termination of this Agreement, and earlier if requested by Company at any time, Consultant shall deliver to Company (and will not keep in Consultant’s possession or deliver to anyone else) all property belonging to Company in Consultant’s possession or control, including, but not limited to, all Confidential Information and all originals and copies of any documents, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials and equipment. Consultant shall not remove any of Company’s property from Company’s premises without written authorization from Company.

	5.3	In the event this Agreement expires or is terminated for any reason, the rights and obligations of Article 3 shall survive such expiration or termination.

6.	MISCELLANEOUS

6.1

Social Security Number. Consultant certifies that his or her Social Security Number is xxx-xx-xxxx. Consultant acknowledges that Company will rely upon the foregoing certification in filing certain documents and instruments required by law in connection with this Agreement, including, without limitation, Form 1099 under the Internal Revenue Code of 1986, as amended (or any successor form).

6.2

Independent Contractor. For purposes of this Agreement and all Services to be provided hereunder, Consultant shall not be considered a partner, co-venturer, agent, employee or representative of the Company, but shall remain in all respects an independent contractor, and neither party shall have any right or authority to make or undertake any promise, warranty or representation, to execute any contract, or otherwise to assume any obligation or responsibility in the name of or on behalf of the other party.

6.3

Successors. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Consultant hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Consultant.

6.4

Injunctive Relief. Consultant agrees that remedies at law for breach of the provisions of this Agreement by Consultant may be inadequate and that Company may be entitled to injunctive relief, in addition to any other rights that it may have.

6.5	Assignment. This Agreement may not be assigned by Consultant without the express written consent of Company.

6.6

Entire Agreement. This Agreement along with the CDA represents the entire agreement between the parties regarding the subject matter hereof and shall supersede all previous communications, representations, understandings and agreements, whether oral or written, by or between the parties with respect thereto, whether heretofore or hereafter disclosed to Consultant.

6.7

Amendments. No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

6.8

Severability. If any provision of this Agreement shall be declared invalid, illegal or unenforceable, such provision shall be severed and all remaining provisions shall continue in full force and effect.

6.9	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to its conflict of law provisions.

6.10

Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, but both of which together shall constitute but one and the same instrument.

IN WITNESS HEREOF, the parties have read and agree to be bound by the above terms and conditions and have entered into this Consulting Agreement effective as of the date set forth above.

ENZON PHARMACEUTICALS, INC.	CONSULTANT:

By:

Signature
Name: Craig A. Tooman

Title:	Executive Vice President, Finance and Chief Financial Officer

SCHEDULE A

CONSULTING SERVICES

Consultant will provide to the Company accounting advisory services and other consulting services within the Consultant’s expertise as the Company may reasonably request from time to time.

SCHEDULE B

COMPENSATION AND PAYMENT SCHEDULE

Hourly Rate: $225.00

Daily Rate (if applicable): N/A

Maximum aggregate compensation under this Consulting Agreement: N/A

It is contemplated that Enzon will arrange and pay in advance for Consultant’s travel, lodging and meal expenses, if any, in connection with the services rendered hereunder. As a result, it is not anticipated that Consultant will incur any out of pocket expenses to be subsequently reimbursed by Enzon. Notwithstanding this expectation, if Consultant does incur certain unanticipated travel, lodging or meal expenses, Enzon will reimburse Consultant for reasonable travel, lodging, and meal expenses incurred by Consultant in connection with the performance of the services rendered hereunder to the extent the same are, in the opinion of Enzon’s general counsel, lawfully reimbursable. Consultant will provide to Enzon or its designated agency an expense report and applicable receipts for Consultant’s expenses.

Consultant shall provide invoices to the Company from time to time and the Company shall pay any consulting fee due hereunder within 45 days after its receipt of the relevant invoice.

September 18, 2006

Mr. Mark Ogden
1310 North Ritchie Court, 12-D
Chicago, Illinois 60610

Re:	First Amendment to Consulting Agreement dated October 5, 2005

Dear Mr. Ogden:

          This letter, when signed by you, shall be the First Amendment to the Consulting Agreement, dated October 5, 2005 (“Agreement”).

          Pursuant to Section 5.1, upon the expiration of the initial term, the Agreement is hereby renewed for a period of one year to expire on October 4, 2007 unless further renewed or earlier terminated.

          All other terms and conditions of the Agreement shall be unchanged and remain in full force and effect.

Enzon Pharmaceuticals, Inc.

By:	/s/ Craig Tooman

Name:	Craig Tooman

Title:	EVP, Finance and CFO

          I hereby acknowledge and accept the foregoing terms and conditions.

Consultant

By:	/s/ Mark Ogden

Mark Ogden

Date:	October 6, 2006

October 17, 2007

Mr. Mark Ogden
1310 North Ritchie Court, 12-D
Chicago, Illinois 60610

Re:	Second Amendment to Consulting Agreement dated October 5, 2005

Dear Mr. Ogden:

          This letter, when signed by you, shall be the Second Amendment to the Consulting Agreement, dated October 5, 2005 (“Agreement”).

•

Paragraph 5.1. Term and Termination. Paragraph 5.1 is amended as follows: “This Agreement shall expire on October 4, 2008 unless terminated earlier as set forth herein. This Agreement may be renewed upon mutual agreement of the parties in writing. Either party may terminate this Agreement during the term hereof upon written notice to the other party.”

          All other terms and conditions of the Agreement shall be unchanged and remain in full force and effect.

Enzon Pharmaceuticals, Inc.

By:	/s/ Craig Tooman

Craig Tooman
EVP, Finance and CFO

I hereby acknowledge and accept the foregoing terms and conditions.

Consultant

By:	/s/ Mark Ogden

Mark Ogden

Date:	October 17, 2007

September 25, 2008

Mr. Mark Ogden
1310 North Ritchie Court, 12-D
Chicago, Illinois 60610

Re:	Third Amendment to Consulting Agreement dated October 5, 2005

Dear Mr. Ogden:

          This letter, when signed by you, shall be the Third Amendment to the Consulting Agreement, dated October 5, 2005 (“Agreement”).

•

Paragraph 5.1. Term and Termination. Paragraph 5.1 is amended as follows: “This Agreement shall expire on October 4, 2009 unless terminated earlier as set forth herein. This Agreement may be renewed upon mutual agreement of the parties in writing. Either party may terminate this Agreement during the term hereof upon written notice to the other party.”

•	Schedule B – Compensation and Payment Schedule is modified as follows:

Hourly Rate: $325.00

Mr. Mark Ogden
September 25, 2008

All other terms and conditions of the Agreement shall be unchanged and remain in full force and effect.

Enzon Pharmaceuticals, Inc.

By:	/s/ Craig Tooman

Craig Tooman
EVP, Finance and CFO

          I hereby acknowledge and accept the foregoing terms and conditions.

Consultant

By:	/s/ Mark Ogden

Mark Ogden

Date:	September 25, 2008

MARK OGDEN
1310 North Ritchie Court, 12-D
Chicago, Illinois 60610

October 27, 2008

Enzon Pharmaceuticals, Inc.
685 Route 202/206
Bridgewater, New Jersey 08807

Attn:	Mr. Craig Tooman
EVP, Finance & CFO

Re:	Consulting Agreement dated October 5, 2005

Dear Mr. Tooman:

          Please be advised that I hereby assign the above-referenced Consulting Agreement to Gemsbok Advisors, LLC. All remaining terms and conditions of the Agreement shall remain unchanged and in full force and effect.

          Please sign where indicated below to evidence Enzon’s consent to this assignment.

Very truly yours,

GEMSBOK ADVISORS, LLC

Consultant

By:	/s/ Mark Ogden

Mark Ogden

Date:	October 17, 2007

Accepted and consented:

ENZON PHARMACEUTICALS, INC.

By:	/s/ Craig Tooman

Craig Tooman
EVP, Finance & CFO

October 28, 2008

Mr. Mark Ogden
1310 North Ritchie Court, 12-D
Chicago, Illinois 60610

Re:	Fourth Amendment to Consulting Agreement dated October 5, 2005

Dear Mr. Ogden:

          It has come to our attention that you wish to amend the name under which services are provided by you to Enzon. Accordingly, this letter, when signed by you, shall be the Fourth Amendment to the Consulting Agreement, dated October 5, 2005 (“Agreement”).

•	The name of the Consultant is amended as follows: Gemsbok Advisors, LLC

All remaining terms and conditions of the Agreement shall remain unchanged and in full force and effect.

AGREED:

GEMSBOK ADVISORS, LLC		ENZON PHARMACEUTICALS, INC.

By:	/s/ Mark Ogden	By:	/s/ Craig Tooman

	Mark Ogden		Craig Tooman
Title:	President		EVP, Finance & CFO

Date:	October 28, 2008.	Date:	October 28, 2008.

October 6, 2009

Mr. Mark Ogden
Gemsbok Advisors, LLC
1310 North Ritchie Court, 12-D
Chicago, Illinois 60610

Re:	Fourth Amendment to Consulting Agreement dated October 5, 2005

Dear Mr. Ogden:

     This letter, when signed by you, shall be the Fourth Amendment to the Consulting Agreement, dated October 5, 2005 (“Agreement”).

•	Paragraph 5.1. Term and Termination. Paragraph 5.1 is amended to read as follows: “This Agreement shall expire on October 4, 2010 unless terminated earlier as set forth herein. This Agreement may be renewed upon mutual agreement of the parties in writing. Either party may terminate this Agreement during the term hereof upon written notice to the other party.”

     All other terms and conditions of the Agreement shall be unchanged and remain in full force and effect.

Enzon Pharmaceuticals, Inc.

By:	/s/ Craig Tooman

Craig Tooman
EVP, Finance and CFO

     I hereby acknowledge and accept the foregoing terms and conditions.

Gemsbok Advisors, LLC

By:	/s/ Mark Ogden

Mark Ogden
President

Date:	October 8, 2009

August 17, 2010

Mr. Mark Ogden
Gemsbok Advisors, LLC
1310 North Ritchie Court, 12-D
Chicago, Illinois 60610

Re:	Fifth Amendment to Consulting Agreement dated October 5, 2005

Dear Mr. Ogden:

          This letter, when signed by you, shall be the Fifth Amendment to the Consulting Agreement, dated October 5, 2005 (“Agreement”).

•

Paragraph 5.1. Term and Termination. Paragraph 5.1 is amended to read as follows: “This Agreement shall expire on October 4, 2011 unless terminated earlier as set forth herein. This Agreement may be renewed upon mutual agreement of the parties in writing. Either party may terminate this Agreement during the term hereof upon written notice to the other party.”

•	Paragraph 6.2. Independent Contractor. Paragraph 6.2 is hereby deleted in its entirety.

•	Schedule B – Compensation and Payment Schedule is modified as follows:

	o	The maximum aggregate compensation allowable 10/05/2005 thru 10/04/2011 has been increased by: $200,000

          All other terms and conditions of the Agreement shall be unchanged and remain in full force and effect.

Enzon Pharmaceuticals, Inc.

By:	/s/ Ralph del Campo

(Signature)
Name:	Ralph del Campo

Title:	Chief Operating Officer and Principal Executive Officer

          I hereby acknowledge and accept the foregoing terms and conditions.

Gemsbok Advisors, LLC

By:	/s/ Mark Ogden

Mark Ogden
President
Date:	October 22, 2010